GUARANTY

GUARANTY dated as of July 3, 2024 between Franklin BSP Real Estate Debt BDC (the "Guarantor") and J.P. Morgan Securities LLC ("JPMS").

RECITALS

FBRED BDC High Yield Securities, LLC (the "Counterparty") and JPMS are parties to a Master Repurchase Agreement dated as of July 3, 2024 (the "Agreement"). Capitalized terms used herein not otherwise defined have the meanings assigned to them in the Agreement. As an inducement to JPMS to enter into the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JPMS and the Guarantor agree as follows:

1.Guaranty of Payment. The Guarantor, as primary obligor and not as surety only, hereby unconditionally guarantees the due and punctual payment (whether at stated maturity, upon acceleration, early termination or otherwise) of any amounts arising out of or in connection with the Agreement, including without limitation the obligation of the Counterparty to pay any amounts due and owing pursuant to the Agreement and all reasonable out-of-pocket expenses of collection, counsel fees and other expenses incurred by JPMS in connection with the enforcement of its rights under the Agreement (collectively, the "Guaranteed Obligations"). Upon any failure by the Counterparty to pay any of the Guaranteed Obligations, the Guarantor agrees that it will forthwith on demand pay, at the place and in the manner specified in the Agreement, such amounts which the Counterparty has failed to pay. This Guaranty is a guaranty of payment and not merely a guaranty of collection.

2.Guaranty Unconditional and Absolute. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Counterparty or any other guarantor of any of the Guaranteed Obligations;

(ii)any release, exchange, non-perfection or invalidity of any direct or indirect security for any of the Guaranteed Obligations;

(iii)any modification or amendment of or supplement to the Agreement;

(iv)any change in the corporate existence (including its constitution, laws, rules, regulations or powers), structure or ownership of the Counterparty or the Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Counterparty or its assets, the Guarantor or any other guarantor of any of the Guaranteed Obligations;

(v)the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Counterparty, JPMS or any other corporation or person, whether in connection herewith or in connection with any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)any invalidity or unenforceability relating to or against the Counterparty or any other guarantor for any reason of the Agreement or any other guaranty agreement, or any provision of applicable law or regulation purporting to prohibit payment by the Counterparty of amounts to be paid by it under the Agreement or any of the Guaranteed Obligations or under any such guaranty agreement; or

(vii)any other act or omission to act or delay of any kind by the Counterparty, any other guarantor, JPMS or any other corporation or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

3.Discharge Only Upon Payment In Full; Reinstatement in Certain Circumstances. The Guarantor's obligations hereunder constitute a guarantee of payment and not merely a guaranty of collection and shall remain in full force and effect until the Guaranteed Obligations shall have been paid in full in accordance with the terms hereof and of the Agreement. If at any time any payment of any of the Guaranteed Obligations is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Counterparty or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had not been made.

4.Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, diligence, presentment, demand, protest, notice of dishonor and any notice not provided for herein, as well as any requirement that at any time any person exhaust any right or take any action against the Counterparty or its assets or any other guarantor or person.

5.Subrogation. Upon making any payment hereunder, the Guarantor shall be subrogated to the rights of JPMS against the Counterparty with respect to such payment; provided that the Guarantor shall not enforce any right or receive any payment by way of subrogation until all of the Guaranteed Obligations shall have been paid in full.

6.Stay of Acceleration Ineffective with respect to Guarantor. In the event that acceleration of the time for payment of any amount payable by the Counterparty under the Agreement is stayed upon the insolvency, bankruptcy or reorganization of the Counterparty, all such amounts otherwise subject to acceleration or required to be paid upon an early termination pursuant to the terms of the Agreement shall nonetheless be payable by the Guarantor hereunder forthwith on demand by JPMS.

7.Assignment; Successors and Assigns. The Guaranty shall be binding upon and inure to the benefit of the Guarantor and its successors and assigns and JPMS and its successors and assigns. The Guarantor may not assign its rights and obligations hereunder

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without the prior written consent of JPMS, and any such purported assignment without the written consent of JPMS will be void.

8.Amendments and Waivers. No provision of this Guaranty may be amended, supplemented or modified, nor any of the terms and conditions hereof or thereof waived, except by a written instrument executed by the Guarantor and JPMS.

9.Expenses and Taxes. Without limiting the generality of the Guarantor's obligations hereunder, the Guarantor agrees to pay to JPMS upon its request all reasonable costs and expenses, including fees and disbursements of counsel and taxes, incurred by JPMS in connection with the occurrence of any Event of Default under the Agreement and collection or other enforcement proceedings against any person or assets resulting therefrom, all of which shall be "Guaranteed Obligations" the payment of which is guaranteed hereunder. The Guarantor agrees that all amounts payable under this Guaranty shall be paid without set-off or counterclaim and free and clear of, and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any governmental or taxing authority to which the Guarantor is subject.

10.Transfer. Neither this Guaranty nor any interest or obligation in or under this Guaranty may be transferred by the Guarantor without the prior written consent of JPMS.

11.Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Guaranty.

12.Governing Law. This Guaranty shall be governed by and construed in accordance with the law of the State of New York.

13.Jurisdiction. With respect to any suit, action or proceedings relating to this Guaranty, the Guarantor irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and hereby waives any objection which it may have at any time to the laying of venue of any suit, action or proceedings brought in any such court, waives any claim that such suit, action or proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such suit, action or proceedings, that such court does not have any jurisdiction over such party.

14.Qualified Financial Contracts. The parties acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement, the J.P. Morgan entity that is a party to this Agreement (“J.P. Morgan”) shall be deemed a Regulated Entity and the other entity that is a party to this Agreement (“Counterparty”) shall be deemed an Adhering Party; (ii) to the extent that prior to the date

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hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts

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between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Covered Agreement, J.P. Morgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty Entity; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” J.P. Morgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to J.P. Morgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1- 7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

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DocuSign Envelope ID: 456DD806-AC30-4913-83A6-0A2F3DCCB54F

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed as of the date first above written.

FRANKLIN BSP REAL ESTATE DEBT BDC
By:     Name: Christian B. Mutone
Title: Authorized Signatory

J.P. MORGAN SECURITIES LLC

By:         Name: Claudia M. Zuluaga Title: Executive Director

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